Exhibit 99.1
Palantir Reports Q3 2026 U.S. Comm Revenue Growth of 148% Y/Y and Revenue Growth of 96% Y/Y; Raises FY 2026 Revenue Guidance to 91% Y/Y Growth and U.S. Comm Revenue Guidance to 143% Y/Y, Crushing Consensus Expectations
11/2/2026
MIAMI — (BUSINESS WIRE) — Palantir Technologies Inc. (NASDAQ:PLTR) today announced financial results for the third quarter ended September 30, 2026.
“The Sovereign AI movement is imposing the most dramatic dichotomy between haves and have nots that I have witnessed in 30 years of business. Every institution—government and commercial—is rapidly being forced, voluntarily or not, into one of these two categories,” said Alex Karp, Co-Founder and Chief Executive Officer of Palantir Technologies.
“Witness our third quarter results: overall revenue soared 96% year-over-year, U.S. commercial revenue grew 148% year-over-year and 29% sequentially, and aggregate U.S. revenue grew 119% year-over-year. Our U.S. commercial revenue has surpassed our U.S. government revenue for the first time in our company’s history.
”The Sovereign AI moment is purpose-built for Palantir. Our products—from Foundry and Ontology to AIP with its ontologized, fine-tuned open-weight models—ignite a self-improvement loop that joins and aligns the workflow with its optimal model and us with our partners. This dialectic drives transformational value for both Palantir and our partners—and works only in artistic combination. Each becomes stronger as the sum becomes more powerful.”
Q3 2026 Highlights
•U.S. commercial revenue surpassed U.S. government revenue for the first time ever
•U.S. revenue grew 119% year-over-year and 23% quarter-over-quarter to $1.937 billion
◦U.S. commercial revenue grew 148% year-over-year and 29% quarter-over-quarter to $984 million
◦U.S. government revenue grew 96% year-over-year and 18% quarter-over-quarter to $953 million
•Revenue grew 96% year-over-year and 20% quarter-over-quarter to $2.313 billion
◦Quarterly revenue surpassed $2 billion for the first time ever
•Closed 212 deals of at least $1 million, 107 deals of at least $5 million, and 64 deals of at least $10 million
•Closed total contract value (“TCV”) of $2.918 billion, up 6% year-over-year
◦Closed $1.463 billion of U.S. commercial TCV, up 11% year-over-year
•U.S. commercial remaining deal value (“RDV”) of $6.517 billion, up 79% year-over-year and 4% quarter-over-quarter
•GAAP income from operations of $1.085 billion, representing a 47% margin
•Adjusted income from operations of $1.427 billion, representing a 62% margin
•Rule of 40 score of 158%
•GAAP net income of $1.128 billion, representing a 49% margin
•Cash from operations of $1.205 billion, representing a 52% margin
•Adjusted free cash flow of $1.216 billion, representing a 53% margin
•GAAP earnings per share (“EPS”) of $0.44
•Adjusted EPS of $0.44
•Cash, cash equivalents, and U.S. Treasury securities of $10.4 billion

Q3 2026 Financial Summary

(Unaudited) (Amounts in thousands, except percentages and per share amounts)	Third Quarter
	Amount
Revenue		$2,313,411
Year-over-year growth		96%

	Amount	Margin
Income from Operations	$1,084,845	47%
Adjusted Income from Operations	$1,426,840	62%
Cash from Operations	$1,204,570	52%
Adjusted Free Cash Flow	$1,216,077	53%
Net Income Attributable to Common Stockholders	$1,128,012	49%
Adjusted Net Income Attributable to Common Stockholders	$1,142,347
Adjusted EBITDA	$1,433,886	62%
GAAP EPS, Diluted	$0.44
Adjusted EPS, Diluted	$0.44
Outlook
For Q4 2026, we expect:
•Revenue of between $2.649 - $2.653 billion.
•Adjusted income from operations of between $1.640 - $1.644 billion.
For full year 2026:
•We are raising our revenue guidance to between $8.530 - $8.534 billion.
•We are raising our U.S. commercial revenue guidance to in excess of $3.559 billion, representing a growth rate of at least 143%.
•We are raising our adjusted income from operations guidance to between $5.245 - $5.249 billion.
•We are raising our adjusted free cash flow guidance to between $4.8 - $5.0 billion.
•And we continue to expect GAAP operating income and net income in each quarter of this year.
CEO Letter
Palantir CEO Alex Karp’s quarterly letter is available through Palantir’s website at https://www.palantir.com/newsroom/letters.
Earnings Webcast
A live public webcast will be held at 5:00 PM ET today to discuss the results for our third quarter ended September 30, 2026 and financial outlook. The webcast can be accessed by registering online at https://palantir.events/palantirearnings-q32026. A replay of the webcast will be available at https://investors.palantir.com following the event.
An investor presentation, including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through Palantir’s Investor Relations website at https://investors.palantir.com.
Forward-Looking Statements
This press release and statements on our earnings webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our financial outlook, product development and related timing, distribution, and pricing, expected benefits of and applications for our software platforms, business strategy, and plans (including strategy and plans relating to our Artificial Intelligence Platform (“AIP”) and Sovereign AI, and the accompanying sales and marketing efforts, sales force, partnerships, and customers), investments in our business, market trends and market size, opportunities (including growth opportunities), our expectations regarding our existing and potential investments in, and commercial contracts with, various entities, and our expectations regarding macroeconomic events. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other filings and reports that we may file from time to time with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our available funds to meet our liquidity needs; the demand for our platforms, product offerings, and services in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our existing or prospective customers; our ability to make our platforms and product offerings easier to install, consume, and use; our ability to maintain and enhance our brand and reputation; our ability to maintain and enhance our culture as our business grows and as we pursue our business and financial goals; news or social media coverage about us or our leadership, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; the impact of recent, ongoing, or future global macroeconomic and geopolitical events, fluctuating interest rates, monetary policy changes, foreign currency fluctuations, or the potential or actual imposition of tariffs or other impacts on trade relations on the business and operations of our company or of our existing or prospective customers and partners; issues raised by the use of artificial intelligence in our platforms; and any breach or access to our or customer or third-party data.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.
Additional Definitions
For the purpose of this press release, our earnings webcast, and our CEO’s letter:
•Total contract value (“TCV”) is the total potential lifetime value of contracts entered into with, or awarded by, our customers at the time of contract execution, annual contract value (“ACV”) is defined as the total value of contracts closed in the period divided by the dollar-weighted average contract duration of those same contracts, and remaining deal value (“RDV”) is the total remaining value of contracts as of the end of the reporting period. Except as noted below, TCV, ACV, and RDV each presume the exercise of all contract options available to our customers and no termination of contracts. However, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised. Further, RDV may exclude all or some portion of the value of certain commercial contracts as a result of our ongoing assessments of customers’ financial condition, including the consideration of such customers’ ability and intention to pay, and whether such contracts continue to meet the criteria for revenue recognition, among other factors.
•Remaining performance obligations (“RPO”) reflect the total values of contracts that have been entered into with, or awarded by, our customers, and represent non-cancelable contracted revenue that has not yet been recognized, which includes deferred revenue and, in certain instances, amounts that will be invoiced. We have elected the practical expedient, as permitted under Accounting Standards Codification 606—Revenue from Contracts with Customers, to not disclose remaining performance obligations for contracts with original terms of twelve months or less.
•The term “strategic commercial contracts” is as defined in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026.
•“Dollar-weighted duration basis” is the total value of contracts closed in the applicable period, divided by the dollar-weighted average contract duration of those same contracts.

•The term “Rule of 40” refers to the sum of our revenue growth rate year-over-year and our adjusted operating margin for each of the periods presented.
•Average trailing twelve-month (“TTM”) revenue per customer is calculated as total revenue for the trailing twelve-month period divided by the number of customers from which we recognized that revenue.
Non-GAAP Financial Measures
This press release and the accompanying tables, as well as our earnings webcast, and our CEO’s letter, contain the non-GAAP financial measures adjusted income from operations, which excludes stock-based compensation and related employer payroll taxes; adjusted operating margin; adjusted free cash flow; adjusted free cash flow margin; adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”); adjusted EBITDA margin; adjusted net income attributable to common stockholders; and adjusted EPS, diluted.
We believe these non-GAAP financial measures and other metrics described in this press release help us evaluate our business, identify trends affecting Palantir’s business, formulate business plans and financial projections, and make strategic decisions. We exclude stock-based compensation, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team. We exclude employer payroll taxes related to stock-based compensation as it is difficult to predict and outside of Palantir’s control.
Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. For example, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.
We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.
A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.
Available Information
Palantir uses its Investor Relations website at https://investors.palantir.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Palantir’s Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, and webcasts.
About Palantir Technologies Inc.
Foundational software of tomorrow. Delivered today. Additional information is available at https://www.palantir.com.
Contacts
Investor Relations
investors@palantir.com
Media
media@palantir.com

Palantir Technologies Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$2,313,411	$1,181,092	$5,881,458	$3,068,644
Cost of revenue (1)	383,286	207,307	895,954	573,211
Gross profit	1,930,125	973,785	4,985,504	2,495,433
Operating expenses:
Sales and marketing (1)	396,711	274,636	1,055,431	754,733
Research and development (1)	219,720	144,191	573,214	414,123
General and administrative (1)	228,849	161,702	606,012	487,956
Total operating expenses	845,280	580,529	2,234,657	1,656,812
Income from operations	1,084,845	393,256	2,750,847	838,621
Interest income	88,936	59,762	232,835	166,458
Other income (expense), net	(25,780)	27,483	134,265	30,906
Income before provision for income taxes	1,148,001	480,501	3,117,947	1,035,985
Provision for income taxes	13,560	3,753	41,142	12,948
Net income	1,134,441	476,748	3,076,805	1,023,037
Less: Net income attributable to noncontrolling interests	6,429	1,149	16,376	6,680
Net income attributable to common stockholders	$1,128,012	$475,599	$3,060,429	$1,016,357
Earnings per share attributable to common stockholders, basic	$0.47	$0.20	$1.28	$0.43
Earnings per share attributable to common stockholders, diluted	$0.44	$0.18	$1.19	$0.40
Weighted-average shares of common stock outstanding used in computing earnings per share attributable to common stockholders, basic	2,405,718	2,377,167	2,399,846	2,363,785
Weighted-average shares of common stock outstanding used in computing earnings per share attributable to common stockholders, diluted	2,573,926	2,571,057	2,571,225	2,562,367
—————
(1) Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of revenue	$37,892	$15,789	$86,687	$45,778
Sales and marketing	123,477	63,148	306,440	171,701
Research and development	65,214	35,049	159,952	98,951
General and administrative	92,306	58,332	232,611	171,198
Total stock-based compensation	$318,889	$172,318	$785,690	$487,628

Palantir Technologies Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of September 30,	As of December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$3,619,414	$1,423,796
Marketable securities	6,942,117	5,753,247
Accounts receivable, net	1,883,498	1,042,065
Prepaid expenses and other current assets	322,741	139,066
Total current assets	12,767,770	8,358,174
Property and equipment, net	65,000	51,960
Operating lease right-of-use assets	244,938	200,105
Other assets	335,268	290,153
Total assets	$13,412,976	$8,900,392
Liabilities and Equity
Current liabilities:
Accounts payable, accrued liabilities, and other	$623,888	$409,552
Deferred revenue	661,255	408,963
Customer deposits	512,573	357,066
Total current liabilities	1,797,716	1,175,581
Deferred revenue, noncurrent	32,660	46,216
Customer deposits, noncurrent	268	18
Operating lease liabilities, noncurrent	225,267	183,474
Other noncurrent liabilities	11,965	7,092
Total liabilities	2,067,876	1,412,381
Palantir's stockholders’ equity:
Common stock	2,409	2,391
Additional paid-in capital	11,739,968	10,933,325
Accumulated other comprehensive income (loss), net	(12,435)	13,942
Accumulated deficit	(501,961)	(3,562,390)
Total Palantir's stockholders’ equity	11,227,981	7,387,268
Noncontrolling interests	117,119	100,743
Total equity	11,345,100	7,488,011
Total liabilities and equity	$13,412,976	$8,900,392

Palantir Technologies Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating activities
Net income	$3,076,805	$1,023,037
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,031	19,127
Stock-based compensation	785,690	487,628
Unrealized and realized (gain) loss from marketable securities, net	(34,997)	5,005
Other operating activities	(97,557)	(16,220)
Changes in operating assets and liabilities:
Accounts receivable, net	(843,438)	(422,977)
Prepaid expenses and other assets	(162,110)	50,343
Accounts payable and accrued liabilities	204,240	90,582
Contract liabilities	396,996	160,154
Other liabilities	(27,758)	(39,501)
Net cash provided by operating activities	3,319,902	1,357,178
Investing activities
Purchases of property and equipment	(29,969)	(20,610)
Purchases of marketable securities	(5,137,861)	(6,091,513)
Proceeds from sales and redemption of marketable securities	4,079,225	4,360,327
Other investing activities	(50,000)	(73,924)
Net cash used in investing activities	(1,138,605)	(1,825,720)
Financing activities
Proceeds from the exercise of common stock options	22,606	120,839
Other financing activities	(2,491)	(136,851)
Net cash provided by (used in) financing activities	20,115	(16,012)
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(20)	9,444
Net increase (decrease) in cash, cash equivalents, and restricted cash	2,201,392	(475,110)
Cash, cash equivalents, and restricted cash - beginning of period	1,451,425	2,119,936
Cash, cash equivalents, and restricted cash - end of period	$3,652,817	$1,644,826

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Non-GAAP Reconciliations
(in thousands, except percentages and per share amounts)
Adjusted Income from Operations and Adjusted Operating Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Income from operations	$1,084,845	$393,256	$2,750,847	$838,621
Add: stock-based compensation	318,889	172,318	785,690	487,628
Add: employer payroll taxes related to stock-based compensation	23,106	34,966	68,320	129,386
Adjusted income from operations	$1,426,840	$600,540	$3,604,857	$1,455,635
Adjusted operating margin	62%	51%	61%	47%
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

	Three Months Ended September 30,
	2026	2025
Net cash provided by operating activities	$1,204,570	$507,664
Add: cash paid for employer payroll taxes related to stock-based compensation	19,521	38,990
Less: purchases of property and equipment	(8,014)	(6,792)
Adjusted free cash flow	$1,216,077	$539,862
Adjusted free cash flow margin	53%	46%
Adjusted EBITDA and Adjusted EBITDA Margin

Three Months Ended September 30,
2026
Net income attributable to common stockholders	$1,128,012
Add: net income attributable to noncontrolling interests	6,429
Less: interest income	(88,936)
Add: other (income) expense, net	25,780
Add: provision for income taxes	13,560
Add: depreciation and amortization	7,046
Add: stock-based compensation	318,889
Add: employer payroll taxes related to stock-based compensation	23,106
Adjusted EBITDA	$1,433,886
Adjusted EBITDA margin	62%

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Adjusted Net Income Attributable to Common Stockholders and Adjusted Earnings Per Share, Diluted

Three Months Ended September 30,
2026
Net income attributable to common stockholders	$1,128,012
Add: stock-based compensation	318,889
Add: employer payroll taxes related to stock-based compensation	23,106
Less: income tax effects and adjustments (1)	(327,660)
Adjusted net income attributable to common stockholders	$1,142,347
Weighted-average shares used in computing adjusted earnings per share, diluted	2,573,926
Adjusted earnings per share, diluted	$0.44
————
(1) Income tax effect is based on an estimated long-term annual effective tax rate of 23.0% for the period presented.